FOURTH AMENDMENT
TO THE
ENSCO INTERNATIONAL INCORPORATED
2005 LONG-TERM INCENTIVE PLAN

(As Revised and Restated on December 22, 2009 and
As Assumed by Ensco plc as of December 23, 2009)

THIS AMENDMENT is effective the first day of January 2013, by Ensco plc, having its principal office in London, England (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, ENSCO International Incorporated adopted the Ensco International Incorporated 2005 Long-Term Incentive Plan (the “Plan”) effective January 1, 2005;

WHEREAS, the Plan was revised and restated on December 22, 2009, and was subsequently assumed by the Company effective as of December 23, 2009;

WHEREAS, the Board of Directors of the Company, upon recommendation of the Executive Compensation Subcommittee of its Compensation Committee during its regular meeting held on 25 February 2013, has authorized and approved this Fourth Amendment to the Plan during a regular meeting held on 26 February 2013; and

WHEREAS, the Company now desires to adopt this Fourth Amendment to the revised and restated Plan for the purpose of amending Sections 3(b)(xvi) and 6(h) of the Plan to prohibit cash buyouts of underwater options;

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Company hereby adopts the following Fourth Amendment to the Plan:

1.	Section 3(b)(xvi) of the Plan is hereby amended in its entirety to read as follows:

(xvi)
Waive or amend any terms, conditions, restriction or limitation on an Award, except that the prohibitions on the repricing of Options and the cash buyout of underwater Options, as described in Section 6(h), may not be waived;

2.	Section 6(h) of the Plan is hereby amended in its entirety to read as follows:
(h)    Restrictions on Repricing and Cash Buyouts. Except with respect to adjustments for changes in capitalization as provided in Section 10(a), no outstanding Option may be:
(i)amended to decrease the Exercise Price,

(ii)canceled in exchange for the grant of any Option with a lower Exercise Price or any new Award, or

(iii)otherwise be subject to any action that would be treated under accounting rules or otherwise as a “repricing” of such Option (including a cash buyout or voluntary surrender/subsequent regrant of an underwater Option), unless such action is first approved by the Company's shareholders.

Within the limitations of this Plan, the Committee may otherwise modify outstanding Options; provided that no modification of an Option shall, without the consent of the Optionee, alter or impair the Optionee's rights or obligations under such Option.
IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Fourth Amendment to be executed effective as first above written.

ENSCO PLC

/s/ Brady K. Long
By:	Brady K. Long
Its:	Vice President, General Counsel and Secretary